EXHIBIT 10.2

OPTION AGREEMENT

AGREEMENT made as of October __, 2008 between Driver Passport, Inc., a North Dakota corporation (hereinafter called the "Company"), and Incablock International, LLC, a California limited liability corporation (hereinafter called "Optionee").

WHEREAS, the Company considers it desirable and in its best interest to grant to the Optionee options to purchase shares of the common stock, $.001 par value per share of the Company in consideration for the Optionee assigning all right, title and interest in and to United State Patent No. 7,305,803 and the invention disclosed and claimed therein.

NOW, THEREFORE, in consideration of the premises, it is agreed as follows:

1.           Grant of Option.  The Company hereby grants to the Optionee the right, privilege, and option to purchase twenty million (20,000,000) shares (the "Shares") at an aggregate exercise price of $1.00 per Share, in the manner and subject to the conditions hereinafter provided.  The exercise of this option is subject to the Company having the requisite number of shares authorized and available.

2.           Time of Exercise of Option.  The Option as to the Shares, or any of them, may be exercised by the Optionee commencing on the date hereof and continuing during the period not later than the termination date set forth in paragraph 4 hereof; and

3.           Method of Exercise.

(a)           The Option shall be exercised by written notice directed to the Company at its principal place of business, accompanied by payment of the Option price for the number of Shares specified and paid for.  The Option may be exercised to purchase all or any number of full Shares specified and paid for.

(b)           Payment for the Shares may be made by any one of the following methods: (1) by cash or check, or (2) delivery to the Company of a like number of Shares as the number exercised.

(c)           The Company shall make immediate delivery of such Shares, provided that if any law or regulation requires the Company to take any action with respect to the Shares specified in such notice before the issuance thereof, then the date of delivery of such Shares shall be extended for the period necessary to take such action.

4.           Termination of Option.  Except as otherwise stated in this Agreement, the Option, to the extent not previously exercised shall terminate forthwith on October __, 2008, at 5:00 p.m., New York, New York time (the "Expiration Date").

5.           Outstanding Option.  The Option granted to the Optionee under this Agreement shall not be affected by any option previously granted to him to purchase Shares of the Company, if any.

6.           Reclassification, Consolidation, or Merger.  If and to the extent that the number of issued shares of Common Stock of the Company shall be increased or reduced by a change in par value, split-up, reclassification, distribution of a dividend payable in shares, or the like, the number of Shares subject to option and the Option price for them shall be proportionately adjusted.  If the Company is reorganized or consolidated or merged with another corporation, the Optionee shall be entitled to receive options covering Shares of such reorganized, consolidated, or merged company in the same proportion, at an equivalent price, and subject to the same conditions.  For purposes of the preceding sentence, the excess of the aggregate fair market value of the Shares subject to the Option immediately after the reorganization, consolidation, or merger over the aggregate option price of such Shares shall not be more than the excess of the aggregate fair market value of all Shares subject to the option immediately before such reorganization, consolidation, or merger over the aggregate option price of such Shares.  The new option or assumption of the old Option shall not give the Optionee additional benefits which he did not have under the old Option.

7.           Binding Effect.  This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

DRIVER PASSPORT, INC.

By:
Name: Title:

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